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                                    EXHIBIT 5

                                October 27, 1997

Arbor Software, Inc.
1344 Crossman Avenue
Sunnyvale, California 94089

               Re: Arbor Software, Inc. Registration Statement for Offering of 900,000 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 750,000 shares of Common Stock under the Company's 1995 Stock Option/Stock Issuance Plan and (ii) 150,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Gunderson Dettmer Stough Villeneuve
                                         Franklin & Hachigian, LLP